EXHIBIT 23.1
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



   Board of Directors
   First Mid-Illinois Bancshares, Inc.

   We consent to the incorporation by reference in the Registration Statement of First Mid-Illinois Bancshares, Inc. on Form S-8 (File No. 333-___) of our reports dated March 7, 2007, on our audits of the consolidated financial statements as of and for the years ended December 31, 2006 and 2005 and our audits of the internal control over financial reporting of First Mid-Illinois Bancshares, Inc. as of December 31, 2006 and
   2005, which reports are incorporated by reference in the December 31, 2006 annual report on Form 10-K of First Mid-Illinois Bancshares, Inc.

   /s/BKD, LLP

   Decatur, Illinois
   December 11, 2007